                                                                   EXHIBIT 10.27
                                               Application for an order granting
                                              confidential treatment pursuant to
                                           Rule 24b-2 of the Securities Exchange
                                         Act of 1934 has been made. Confidential
                                             portions of this document have been
                                        redacted and marked with an [*] and have
                                              been filed with the Securities and
                                        Exchange Commission separately with such
                                                                    application.

                              GENOTYPES - COLLAGEN
                 INTELLECTUAL PROPERTY AND PRODUCTION AGREEMENT
                         FOR THE PRODUCTION OF COLLAGENS
                         USING A YEAST EXPRESSION SYSTEM

        THIS PRODUCTION AGREEMENT is effective August 15, 1996 between COLLAGEN CORPORATION, with its principal place of business at 2500 Faber Place, Palo Alto, California 94303, (hereinafter "COLLAGEN") and GENOTYPES, INC., with its principal place of business at 61 Airport Boulevard, Suite B, South San Francisco, California 94080 (hereinafter "GENOTYPES").

        For purposes of this Production Agreement, the term "COLLAGEN" shall include Collagen Corporation and any corporation or other business entity controlled by, controlling or under common control with Collagen Corporation. For purposes of this paragraph, "control" shall mean (i) direct or indirect beneficial ownership of greater than fifty percent (50%) of the voting stock or equity, or greater than fifty percent (50%) interest in the income of such corporation or other business entity, or (ii) direct control of greater than fifty percent (50%) of the total number of seats on the Board of Directors of such corporation or other business entity, or (iii) direct management of the operations of such corporation or other business entity.

        For purposes of this Production Agreement, the term "GENOTYPES" shall include Genotypes, Inc. and any corporation or other business entity controlled by, controlling or under common control with Genotypes, Inc. For purposes of this paragraph, "control" shall mean (i) direct or indirect beneficial ownership of greater than fifty percent (50%) of the voting stock or equity, or greater than fifty percent (50%) interest in the income of such corporation or other business entity, or (ii) direct control of greater than fifty percent (50%) of the total number of seats on the Board of Directors of such corporation or other business entity, or (iii) direct management of the operations of such corporation or other business entity.

        WITNESSETH THAT:

        WHEREAS, COLLAGEN is in the business of developing, manufacturing, and marketing biocompatible products for the treatment of defective, diseased, traumatized, and aging tissues, and in particular is developing recombinantly produced collagen-based materials which can be used to manufacture such biocompatible products; and

        WHEREAS, GENOTYPES is in the business of developing yeast expression systems for the production of various biological materials; and

        WHEREAS, COLLAGEN and GENOTYPES are parties to (i) an agreement dated April 12, 1995 entitled "Genotypes-Collagen Intellectual Property Agreement / Development Program for Production of Type I(alpha)1 Polypeptide Chains in a Yeast Expression System" (the "First Agreement"); and (ii) an agreement dated August 15, 1995 entitled "Genotypes-Collagen Intellectual Property and Development Agreement for the Production of Human Type I Procollagen In a Yeast Expression System" (the "Second Agreement"); and

        WHEREAS, COLLAGEN and GENOTYPES want to co-develop a commercial scale method of producing [*], partially [*] and fully [*] human [*], [*], partially [*] and fully [*] human type [*], [*], partially [*] and fully [*] human type [*], [*], partially [*] and fully [*] human type [*] and other [*], partially [*] and fully [*] [*] and [*], and mutants thereof, from a [*] system, which development will require the exchange of Confidential Information (including materials) between the parties and may result in the generation of proprietary Know-How, Trade Secrets, and patentable technology; and

        WHEREAS, the parties need to protect their individual Confidential Information, as well as the propriety Know-How, Trade Secrets, and patentable technology which may be generated during the course of this Production Agreement; and

        WHEREAS, COLLAGEN and GENOTYPES intend that the terms and conditions set forth in this Production Agreement shall govern the rights and obligations of the parties and that, upon execution of this Production Agreement, the First Agreement and the Second Agreement shall each terminate and no provision or term in either the First Agreement or the Second Agreement shall govern any right or obligation of either COLLAGEN or GENOTYPES with respect to any aspect of the relationship between COLLAGEN and GENOTYPES, including without limitation any provision or term indicated in either such agreement to survive or to continue or to remain in full force and effect after termination.

        NOW, THEREFORE, the parties agree to the premises set forth above and to the terms and conditions set forth below as follows:

        1. Nondisclosure and Nonuse of Confidential Information

               (a) "Confidential Information" of either party shall mean any and all information concerning any aspect of that party's technology or business or proposed business not generally known to persons not associated with that party. "Confidential Information" shall include any and all information relating to the production of any and all non-hydroxylated, partially hydroxylated and fully hydroxylated procollagens and/or collagens, and consultants thereof, using a yeast expression system which is generated under this Production Agreement, or which was generated under either the First or Second Agreements, which is not generally known

        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

to persons not associated with either of the parties to this Production Agreement. Confidential Information may be disclosed by one party hereto to the other party hereto in writing or orally. However, when disclosed in writing, the Confidential Information must be labeled as such and, when disclosed orally, the Confidential Information must be confirmed as "Confidential" in writing within thirty (30) days following such oral disclosure. Confidential Information shall also include material samples, which need not be labeled as Confidential Information to qualify as such. Information (other than material samples) which is not specifically identified as Confidential Information will be presumed to fall within the public domain. Confidential Information shall include any and all information or material samples that were designated or were considered Confidential Information pursuant to the First or Second Agreement.

               (b) Each party agrees not to disclose or make use of, or allow others to use, the Confidential Information of the other party, or the Confidential Information generated during the term of this Production Agreement, except as necessary to facilitate the purpose of this Production Agreement and, in such case, the Confidential Information shall be used only by employees of the parties, or in the case of COLLAGEN a contract organization designated by COLLAGEN, who have a "need to know" in order to conduct activities which are the purpose of this Production Agreement and have signed a nondisclosure agreement with the party which employs them. Each party shall inform its employees who have a "need to know" of their obligations of confidentiality under this Production Agreement.

               (c) A receiving party shall use at least the same standard of care in preventing the unauthorized disclosure or use of a disclosing party's Confidential Information and the Confidential Information generated during this Production Agreement as such party uses to safeguard its own Confidential Information and under no circumstances less than a reasonable standard of care. The receiving party shall promptly return any materials and all copies thereof of Confidential Information provided by a disclosing party upon request, except that one copy may be retained by the receiving party for its legal records.

               (d) Exceptions to and termination of confidentiality and non-use obligations shall be the following:

With respect to any particular item of a disclosing party's Confidential Information, the receiving party shall be under no obligation to maintain such particular item in confidence, and may freely use such particular item at any time for any purpose (subject only to any rights the disclosing party may have under the patent laws) if the receiving party can document that such particular item:

                      (i) Is publicly known and available not due to receiving party's act or omission of acts; or

                      (ii) Was in the receiving party's possession prior to disclosure by the disclosing party as evidenced by a written instrument; or

                      (iii) Comes into the receiving party's possession through a third party free of any obligation of confidence to the disclosing party; or

                      (iv) Is independently developed by an employee or representative of the receiving party who did so without any knowledge of, or access to, the disclosing party's Confidential Information.

Exceptions (i) and (iii) above shall apply only from and after the date such information shall become known or generally available to the public or shall be received from said third party, respectively.

Confidential Information shall NOT be deemed within the foregoing exceptions if:

                      (i) The Confidential Information is merely embraced by more general information in the public domain or in the receiving party's possession; or

                      (ii) The Confidential Information constitutes a combination which can be reconstructed from multiple sources in the public domain or in the receiving party's possession, but none of the individual sources shows the entire combination of the Confidential Information.

               (e) COLLAGEN and GENOTYPES acknowledge and agree that GENOTYPES is in the business of, among other things, consulting and conducting experiments in the use of microorganisms, including yeast, for expression and replication of host and non-host genetic material. COLLAGEN and GENOTYPES agree that this Production Agreement is a nonexclusive agreement for the services of GENOTYPES; however, GENOTYPES hereby agrees not to provide consulting services to or for any third party related to the expression of any or all nonhydroxylated, partially hydroxylated and fully hydroxylated procollagens and/or collagens, and mutants thereof, in yeast expression systems without first obtaining written agreement from COLLAGEN, except as expressly set forth in paragraph 1(f). COLLAGEN and GENOTYPES agree that nothing contained in this Production Agreement shall be deemed to restrict in any way the freedom of COLLAGEN or GENOTYPES to conduct any other business or activity that does not contravene or violate the provisions of this Production Agreement. Specifically, GENOTYPES shall have a right to use any technology developed by GENOTYPES pursuant to this Production Agreement for replication and expression of host and non-host genetic material other than any genetic material coding for any nonhydroxylated, partially hydroxylated or fully hydroxylated procollagens and/or collagens, or mutants thereof, or any genetic material transferred to GENOTYPES by COLLAGEN. GENOTYPES' rights under this paragraph 1(e) shall not include any right to use or otherwise exploit any intellectual property owned by COLLAGEN solely.

               (f) After the year 2015, if COLLAGEN is not paying GENOTYPES royalties pursuant either to paragraph 4(a) or paragraph 4(b) of this Production Agreement, and COLLAGEN is not then supporting research at GENOTYPES, GENOTYPES may provide consulting services to or for a third party, and conduct research activities for such a third party, relating to any [*], partially [*] and fully [*] or [*], or mutants thereof, not covered by at least one U.S. patent or patent application co-assigned to COLLAGEN and GENOTYPES.

               (g) Any breach of the restrictions contained in this section is a breach of this Production Agreement which will cause irreparable harm to the non-breaching party entitling such non-breaching party to injunctive relief in addition to all legal remedies.

        2. Trade Secrets and Know-How Developed during the Production Agreement

               (a) Any and all Trade Secrets and Know-How developed during the First or Second Agreement shall be Trade Secrets and Know-How subject to this Production Agreement, as if such Trade Secrets or Know-How were generated under this Production Agreement.

               (b) Trade Secrets and Know-How developed during the Production Agreement shall be considered intellectual property of the Production Agreement and shall fall under the Licensing Provisions of this Production Agreement as if they were patented technology.

               (c) The confidentiality and non-use provisions of this Production Agreement shall apply to such Trade Secrets and Know-How, and the exceptions under paragraph 1(d) shall not apply under circumstances such that intellectual property rights of value would be lost to the Production Agreement or to any business developed based on products generated as a result of that Production Agreement.

               (d) A Trade Secret, as defined under the Uniform Trade Secrets Act, may consist of any formula, pattern, device, or compilation of information relating to the production of any and all non-hydroxylated, partially hydroxylated and fully hydroxylated procollagens and/or collagens, and mutants thereof, using a yeast expression system and which gives the parties an opportunity to obtain an advantage over competitors who do not know or use it. Know-How may consist of any technical data or technical skill particularly related to production of any and all [*], partially [*] and fully [*] and/or [*], and mutants thereof, using a yeast expression system and which can be used to provide an advantage over competitors who do not know or use it. For purposes of this Production Agreement, a Trade Secret and Know-How shall not under any circumstance be considered or interpreted to include any formula, pattern, device, or compilation of information, or any technical data or technical skill, or any plasmid, expression construct, yeast strain, and procedures and methods for construction, utilization or growth of same, generated by GENOTYPES on its own behalf or on behalf of third parties and not relating to production of [*], partially [*] and fully [*] or [*], or mutants thereof, using a yeast expression system. In addition, for purposes of this Production Agreement, a Trade Secret and Know-How shall not under any circumstance be considered or interpreted to include any formula, pattern, device, or compilation of information, or any technical data or technical skill, generated by COLLAGEN on its own behalf or on behalf of third parties.

               (e) Any breach of the restrictions contained in this section is a breach of this Agreement which will cause irreparable harm to the non-breaching party entitling such non-breaching party to injunctive relief in addition to all legal remedies.

        3. Intellectual Property Rights

               (a) An Invention shall mean any discovery, concept or idea, whether patentable or not patentable, including without limitation all Trade Secrets and Know-How, conceived and/or reduced to practice jointly by COLLAGEN and GENOTYPES during the term of this Production Agreement, or during the term of the Second Agreement, or during the term of the First Agreement, relating to the production of any and all [*], partially [*] and fully [*] and/or [*], and mutants thereof, using a [*] or the purification of any and all [*], partially [*] and fully [*] and/or [*], and mutants thereof, produced using a [*]. Any and all Inventions conceived and/or reduced to practice either under the First Agreement or the Second Agreement shall be considered Inventions subject to this Production Agreement, as if those Inventions were conceived and/or reduced to practice under this Production Agreement. For purposes of this Production Agreement, an Invention shall not under any circumstance be considered or interpreted to include any discovery, concept or idea conceived and/or reduced to practice by GENOTYPES on its own behalf or on behalf of third parties and not relating either to the production of [*], partially [*] and fully [*] and/or [*], and mutants thereof, using a [*], or the purification of any and all [*], partially [*] and fully [*] and/or [*], and mutants thereof, produced using a [*] system. In addition, for purposes of this Production Agreement, an Invention shall not under any circumstance be considered or interpreted to include any discovery, concept or idea conceived and/or reduced to practice by COLLAGEN on its own behalf or on behalf of third parties.

               (b) Any and all Inventions conceived and/or reduced to practice under the terms and conditions of this Production Agreement shall be considered to be co-owned by and co-assigned to COLLAGEN and GENOTYPES hereunder. Each of the parties shall take all steps required in order to effectuate co-ownership by and co-assignment to COLLAGEN and GENOTYPES of any and all Inventions. Licensing of third parties by GENOTYPES of an Invention made under the terms and conditions of this Production Agreement shall be limited to applications which are not competitive with any product line either on the market or under development by COLLAGEN at the time of such third party licensing. Further, COLLAGEN shall be given a right of first refusal for an exclusive license to an Invention made under the terms of this Production Agreement, which Invention is not competitive with an existing COLLAGEN product line, prior to such licensing to third parties, with COLLAGEN to respond within 60 days of receipt of notice from GENOTYPES that GENOTYPES intends to license such third party. Licensing of an Invention to third parties by either COLLAGEN or GENOTYPES shall require the party licensing the third party to pay to the other party to this Production Agreement (the co-owner of the Invention) a running royalty equal in amount to that specified for payment by COLLAGEN to GENOTYPES under the licensing provisions which follow in paragraph 4 of this Production Agreement.

               (c) Each party shall maintain ownership of intellectual property developed prior to this Production Agreement and prior to the First and Second Agreements. Further, each party shall have ownership of any independently developed technology during the terms of this Production Agreement or during the term of either the First Agreement or the Second Agreement. If independently developed technology is sufficiently closely related to the production of any and all non-hydroxylated, partially hydroxylated and fully hydroxylated procollagens and/or collagens, and mutants thereof, using a yeast expression system, or the purification of any and all non-hydroxylated, partially hydroxylated and fully hydroxylated procollagens and/or collagens, and mutants thereof, produced using a yeast expression system which is the subject matter of this Production Agreement that one skilled in the art would conclude that such technology was the product of the Production Agreement, then the party claiming independent development shall have the burden of proof, by written documentation, that the technology was independently developed and that no concepts involved in such technology originated from Confidential Information provided by the other party to this Production Agreement.

               (d) Expenses for preparation, prosecution, and maintenance of patents for Inventions developed under the terms of this Production Agreement shall be handled as follows:

                      (i) Where an Invention made under the terms of this Production Agreement is deemed patentable by COLLAGEN, COLLAGEN shall, at its own expense, prepare, file, and prosecute all patent applications related to said Invention. GENOTYPES shall fully cooperate with COLLAGEN, on a worldwide basis, in the development, preparation, execution, assignment, prosecution, issuance and maintenance of all patent applications related to said Invention. In the event that COLLAGEN elects not to file an application for patent protection on an Invention, GENOTYPES may proceed to file and prosecute a patent application related to said Invention, in which event, COLLAGEN shall fully cooperate with GENOTYPES on a worldwide basis in the development, preparation, execution, assignment, prosecution, issuance and maintenance of all patent applications related to said Invention; and GENOTYPES shall bear the costs and fees relating to all phases of such patenting activities. In the event that after filing an application for patent protection on an Invention, the party that filed such application elects not to continue prosecution of such application, the other party hereto may proceed to prosecute such patent application related to said Invention, in which event, the party that filed such application shall fully cooperate with the party prosecuting such application on a worldwide basis in the development, preparation, execution, assignment, prosecution, issuance and maintenance of all patent applications related to said Invention; and the party prosecuting such application shall bear the costs and fees relating to all phases of such patenting activities. COLLAGEN and GENOTYPES agree to maintain the existence of any patent application filed pursuant to this Production Agreement in confidence until such patent application is published, except as required for financial or legal disclosures. Each party shall bear its own costs for assisting the other party in the preparation and prosecution of any patent application, unless the number of hours involved in assisting the other party exceeds 25 hours. In the event that more than 25 hours of assistance are required, the assisting party shall be entitled to compensation, with the amount of compensation to be negotiated by the parties in good faith at the time it becomes apparent that more than 25 hours of assistance will be required. All patents for Inventions made during the term of this Production Agreement shall reflect equal ownership of the parties and shall be considered co-owned by and co-assigned to the parties, without consideration of inventorship and without consideration of which party has paid the costs and fees relating to all phases of such patenting activities. Patents falling under the terms of this Production Agreement are intended to include all original applications, continuations, divisional applications, reissues, and continuation-in-part applications which claim legal priority from an application for an Invention made under the terms of this Production Agreement and any and all patents issuing thereon.

                      (ii) Maintenance fees and all service fees associated therewith during the prosecution of a patent application shall be paid by the party responsible for prosecution of the patent application. Maintenance fees due for the issued patent shall be paid by the party responsible for prosecution of the patent application, with that party having the right to discontinue payment of such maintenance fees within sixty (60) days of having given notice to the other party who may elect to continue payment of such maintenance fees.

                      (iii) COLLAGEN shall have the right to enforce any patent which issues for an Invention made under the terms of this Production Agreement, and shall at all times keep GENOTYPES informed as to the status thereof. COLLAGEN may, at its sole judgment and its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover for its accounts any damage, awards, or settlements resulting therefrom, subject to paragraph 3(d)(v) below. This right to sue for infringement shall not be used in an arbitrary or capricious manner. GENOTYPES shall reasonably cooperate in any such litigation at COLLAGEN's expense.

                      (iv) If COLLAGEN becomes aware of any patent infringement and elects not to enforce any patent which issues for an Invention made under the terms of this Production Agreement, then COLLAGEN shall so notify GENOTYPES in writing, and GENOTYPES may, in its sole judgment and its own expense, do so and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its own account, any damages, awards, or settlements resulting therefrom. GENOTYPES shall at all times keep COLLAGEN informed as to the status of any such suit. COLLAGEN shall reasonably cooperate in such litigation at GENOTYPES' expense.

                      (v) Any compensatory damages received by COLLAGEN under paragraph 3(d)(iii), above, shall be deemed to reflect loss of commercial sales, and COLLAGEN shall pay GENOTYPES a royalty in accordance with this Production Agreement on said lost sales net of all reasonable litigation costs and expenses (including all reasonable attorneys' fees and disbursement, experts' fees and disbursements, court costs, stenographers' fees and disbursements, and any other reasonable fees and disbursements associated with the suit and litigation activities and legal opinions obtained in connection therewith); provided however, if damages are awarded in excess of compensatory damages, then said litigation costs and expenses shall be deducted therefrom first, with any remaining expenses then deducted from the compensatory damages.

               (e) GENOTYPES shall provide to COLLAGEN all yeast, yeast strains, yeast constructs, plasmids and other products and materials developed during the course of this Production Agreement upon COLLAGEN's request, [*] by COLLAGEN to GENOTYPES of [*].

               All yeast, yeast strains, yeast constructs, plasmids and other products and materials developed during the course of and pursuant to this Production Agreement shall be co-owned by COLLAGEN and GENOTYPES. COLLAGEN may use such materials solely for the development of products containing non-hydroxylated, partially hydroxylated and fully hydroxylated procollagens and/or collagens, and mutants thereof, expressed from yeast. However, COLLAGEN may not transfer or sell any yeast strains, yeast constructs or plasmids developed during the course of this Production Agreement to any affiliates, subsidiaries, licensees or any other third parties without the permission of GENOTYPES, such permission not to be unreasonably withheld. GENOTYPES may not transfer or sell to any affiliates, subsidiaries, licensees or any other third parties any yeast strains, yeast constructs or plasmids developed during the course of this Production Agreement which contain any genetic material coding for any non-hydroxylated, partially hydroxylated and fully hydroxylated procollagens and/or collagens, and mutants thereof, or any genetic material transferred to GENOTYPES by COLLAGEN.

               (f) COLLAGEN agrees to purchase, at its sole discretion, a fermenter to be utilized by GENOTYPES at GENOTYPES' facility. COLLAGEN agrees to allow GENOTYPES to use such fermenter for other projects not related to this Production Agreement, so long as the work conducted pursuant to this Production Agreement receives priority. If GENOTYPES achieves the requirements of each milestone described in paragraph 5(a) below at least 30 days before the date corresponding to each such milestone, then COLLAGEN shall [*]. However, if GENOTYPES fails to satisfy the requirements of each such milestone at least 30 days before the date corresponding to each such milestone, [*].

        4. Licensing

               (a) COLLAGEN hereby agrees to pay GENOTYPES a running royalty in the amount of [*]% of Net Sales Price (as defined in paragraph 4(e) below) from any product containing any [*] developed in whole or in part as a result of research performed in accordance with this Production Agreement or in accordance with the First Agreement or the Second Agreement (collectively, "Products"), provided that such Products, or the method of producing such Products, are covered by at least one issued and non-expired patent co-assigned to


        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

               COLLAGEN and GENOTYPES in the country in which such Products are sold. However, if an issued patent which covers such a Product and which is co-assigned to COLLAGEN and GENOTYPES is determined to be unenforceable by a court or, where applicable, an agency or other government body of competent and final jurisdiction over patent matters in the country where such patent has issued, such an unenforceable patent, thereafter, shall not be considered a "patent" for purposes of this paragraph 4(a).

               (b) COLLAGEN hereby agrees to pay GENOTYPES a running royalty in the amount of [*]% of Net Sales Price from Products, provided that such Products are produced by any person and/or entity using any yeast expression system developed in whole or in part as a result of research performed in accordance with this Production Agreement or in accordance with the First Agreement or the Second Agreement. No royalty shall be due if such Products are produced using a yeast expression system that was not developed in whole or in part as a result of research performed in accordance with this Production Agreement, or in accordance with the First Agreement or the Second Agreement. COLLAGEN's obligation to pay GENOTYPES a running royalty under this paragraph 4(b) shall apply to each country in which Products are sold and shall extend to, and shall not extend beyond, [*] and payment shall be made only in the event that [*] is [*] by [*] to [*] paragraph [*]. After [*] may [*] any Products with [*] to [*] pursuant to this paragraph 4(b).

               (c) [*] shall be payable to GENOTYPES by COLLAGEN on any Product sold in accordance with this Production Agreement because the manufacture, use, or sale of said product are or shall be covered by: (i) more than one patent application or patent co-assigned to COLLAGEN and GENOTYPES under this Production Agreement or the First or Second Agreements; or (ii) both a patent co-assigned to COLLAGEN and GENOTYPES and Know-How or Trade Secrets owned by COLLAGEN and GENOTYPES or by GENOTYPES individually; or (iii) a patent to GENOTYPES for an invention, the use of which is necessary to accomplish a patented Invention made during this Production Agreement.

               (d) With regard to the technology owned by GENOTYPES prior to this Production Agreement, or developed independently of the Production Agreement by GENOTYPES during the term of this Production Agreement and owned by GENOTYPES, no royalty (except as otherwise set forth in paragraph 4(a) and/or paragraph 4(b) above) shall be owed to GENOTYPES by COLLAGEN for use of such technology when such use is necessary to produce Products in accordance with the milestones set forth in paragraph 5 of this Production Agreement, or to permit use of Inventions, Know-How or Trade Secrets which are co-assigned to the parties. In connection with the use described in this paragraph, GENOTYPES grants COLLAGEN a nonexclusive worldwide right and license to use such technology to make, use, sell, offer to sell, import and distribute Products.


        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

               (e) "Net Sales Price" shall mean the [*] on the [*] by COLLAGEN for sale of Products, [*] and [*],[*],[*] or [*],[*] and [*], and [*], all as [*] by [*]. If, prior to sale of any Product to a third party, COLLAGEN adds biologically active agents to such Product, the Net Sales Price of such Product shall be [*] to COLLAGEN for the biologically active agents added. As used herein, the term biologically active agents does not include [*].

COLLAGEN and GENOTYPES agree that any [*] of the cost of biologically active agents is the actual cost (as evidenced by invoice) [*] to a [*] for COLLAGEN's actual purchase and acquisition cost of said biologically active agents. Such purchase and acquisition cost [*].

In the event that any Product is [*] for [*], Net Sales Price shall [*] the [*] of such [*] at the time of COLLAGEN's receipt thereof.

               (f) [*] royalties shall be due for samples of Products provided by COLLAGEN to third parties for the purpose of obtaining marketing approvals for Products, and for market introduction and acceptance of such Products.

               (g) Until COLLAGEN has the capability of producing [*], GENOTYPES agrees to [*] relating to [*] produced in the [*] due to Stanford University for licensing of the [*] during the term of this agreement. In no case shall GENOTYPES pay more than $[*] in any year under this paragraph 4(g). After COLLAGEN has the capability of producing [*] in the [*] shall have responsibility for [*] any and all payments due to Stanford University for licensing of the [*] for activities of [*].

               (h) COLLAGEN and GENOTYPES each agree to conduct any and all negotiations with third parties relating to the granting of any right and license under Inventions, Trade Secrets and/or Know-How in good faith and in accordance with, and as permitted under, the terms and conditions of this Production Agreement subject to an appropriate confidentiality and non-use restrictions so as to maintain such Inventions, Trade Secrets and/or Know-How and the potential uses of same by third parties in confidence.

               (i) COLLAGEN shall keep accurate books and records in sufficient detail to enable the royalties due GENOTYPES pursuant to this Production Agreement to be determined. Such books and records shall be kept at COLLAGEN's principal place of business and shall be retained by COLLAGEN for three (3) years following the end of the calendar year to which they pertain.


        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

               (j) During the period that COLLAGEN has an obligation to pay to GENOTYPES royalties pursuant to 4(a) and (b) above and for an additional period of one year thereafter, upon the written request of GENOTYPES, at GENOTYPES' expense and not more than once during each calendar year, COLLAGEN shall permit an independent public accountant selected by GENOTYPES and reasonably acceptable to COLLAGEN to have access during normal business hours to COLLAGEN's books and records as may be reasonably necessary for the purpose of verifying (i) the accuracy of reports provided to GENOTYPES pursuant to this Production Agreement, and (ii) the status of entities purchasing or otherwise receiving Products (as defined in paragraph 4(a) above) from COLLAGEN. In the event that an independent public accountant selected by GENOTYPES pursuant to this paragraph 4(j) concludes that additional royalties were owed to GENOTYPES, COLLAGEN shall pay such additional royalties promptly.

               (k) All royalty payments due and payable to GENOTYPES under this Production Agreement shall be paid on a calendar quarterly basis in United States of America dollars. Such payments shall be provided to GENOTYPES via the United States Postal Service by letter posted first class and addressed to GENOTYPES, INC., Attention: Ms. Joy Hitzeman, or other GENOTYPES appointed designee, to the address set forth above. Such letter shall be posted by COLLAGEN not later than the close of business on the 30th business day after the close of each calendar quarter for which such royalty payment is due and payable.

        5. Deliverables and Payments Under The Production Agreement

               (a) GENOTYPES, unless otherwise agreed in writing between COLLAGEN and GENOTYPES, will use its best efforts to achieve expression of human collagens (as further described below) in a five or ten liter bioreactor that is at least 1% by weight of soluble yeast protein as periplasmic or media localized trimer meeting the specifications set forth below on or before the date of delivery by GENOTYPES to COLLAGEN of yeast which, after analysis by COLLAGEN, fulfills the requirements as set forth below:


        Milestone                                               Date of Delivery
        ---------                                               ----------------
1.      Human Type I collagen having a [*] at [*]                      [*]
        degrees [*] that is capable of [*].

2.      Human Type I collagen containing [*] and having                [*]
        a [*] at [*] degrees [*] that is capable of [*].

3.      Human type II collagen having a [*] at [*]                     [*]
        degree [*] that is capable of fiber [*].


        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

COLLAGEN will provide to GENOTYPES the cDNA for the protein to be expressed under this Production Agreement. COLLAGEN will verify the sequence of any cDNAs provided to GENOTYPES for expression in yeast and will also test for functionality of gene in its homologous environment during GENOTYPE's work on the system.

               (b) Upon expression of each [*], as set forth above, GENOTYPES will provide [*], and [*] materials to COLLAGEN for analysis for the detection and quantification of [*] in the [*]. Such analysis shall determine whether GENOTYPES has satisfied the requirements for the milestones set forth in paragraph 5(a). COLLAGEN will promptly perform [*].

               (c) GENOTYPES will prepare and submit to COLLAGEN quarterly written reports summarizing progress on the activities conducted by GENOTYPES pursuant to this Production Agreement. GENOTYPES will prepare and submit to COLLAGEN a final written report within thirty (30) days following expiration or termination of this Production Agreement.

               (d) Upon execution of this Production Agreement, COLLAGEN will pay to GENOTYPES $[*] for performance of [*] month's work for the period [*] to [*]. Thereafter, COLLAGEN shall pay to GENOTYPES $[*] on the first day of each month thereafter until the total of all payments by COLLAGEN to GENOTYPES under this Production Agreement shall equal $[*]. COLLAGEN shall have no obligation to pay to GENOTYPES any amount in excess of $[*] unless otherwise agreed to in writing by COLLAGEN and GENOTYPES.

               (e) [*] payments made by COLLAGEN to GENOTYPES under paragraph 5(d) of this Production Agreement, and [*] payments made by COLLAGEN to GENOTYPES under either the First Agreement or the Second Agreement, shall be [*]. If this Production Agreement is terminated by COLLAGEN in accordance with paragraph 6(a), COLLAGEN shall have no obligation to make any payments to GENOTYPES pursuant to paragraph 5(d) of this Production Agreement after the effective date of such termination.

               (f) COLLAGEN and GENOTYPES agree that GENOTYPES and COLLAGEN will use their [*] to achieve the milestones set forth in paragraph 5(a) above. In addition, COLLAGEN agrees that COLLAGEN's obligation to make payments to GENOTYPES, as set forth in paragraph 5(d), is [*] set forth in paragraph 5(a).

        6. Term and Termination

               (a) This Production Agreement shall terminate on the last day of the month during which COLLAGEN makes the final payment to GENOTYPES pursuant to paragraph 5(d) above, unless terminated prior to such date in accordance with the terms of this Production


        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

               Agreement set forth below. After October 1, 1997, COLLAGEN may provide written notice to GENOTYPES that COLLAGEN desires to terminate this Production Agreement. Such termination may be for any reason or for no reason. The effective date of such a termination shall be the date one hundred eighty days (180) after the date of such written notice to GENOTYPES. In the event that GENOTYPES is unable to provide the equivalent of three (3) full time trained employees to work on the Production Agreement, or in the event that GENOTYPES breaches, or is unwilling or unable to perform under, any provision of this Production Agreement for any reason (including unforeseeable causes that are beyond GENOTYPES' control, including without limitation, acts of God or of a public enemy, acts of government (other than those relating to prices), fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather), COLLAGEN reserves the right to terminate this Production Agreement by giving GENOTYPES thirty (30) days advanced written notice of such termination. The effective date of such a termination by COLLAGEN for breach or other actions by GENOTYPES shall be the date thirty (30) after the date of such written notice to GENOTYPES.

               (b) GENOTYPES agrees, upon COLLAGEN's written request, to cooperate with and provide Know-How to transfer technology developed during the course of this Production Agreement to COLLAGEN, or to a contract organization designated by COLLAGEN, for the manufacture of human recombinant collagen using a yeast expression system. During the term of this Production Agreement, services rendered in connection with transfer of said technology to COLLAGEN or to a contract organization designated by COLLAGEN shall be provided by GENOTYPES at no additional cost or expense. After the term of this Production Agreement, COLLAGEN will compensate GENOTYPES at a rate of $[*] per hour plus [*] for services rendered in connection with the transfer of said technology to COLLAGEN or to a contract organization designated by COLLAGEN. Compensation for such [*]. Payments by COLLAGEN to GENOTYPES for GENOTYPES' expenses in connection with said technology transfer (including related travel expenses) shall not exceed a total of $[*] corresponding to a total of [*] hours of services by GENOTYPES. Thereafter, if COLLAGEN desires additional assistance in connection with technology transfer under this paragraph 6(b), such assistance shall be provided by GENOTYPES only in accordance with the terms and conditions expressly agreed upon by both COLLAGEN and GENOTYPES.

               (c) Upon termination of this Production Agreement, the following paragraphs will remain in full force and effect: 1(a), 1(b), 1(c), 1(d), 1(e), 1
(f), 1(g), 2(a), 2(b), 2(c), 2(d), 2(e), 3(a), 3(b), 3(c), 3(d), 3(e), 3(f),
4(a), 4(b) 4(c), 4(d), 4(e), 4(f), 4(g), 4(h), 4(i), 4(j), 4(k), 5(c), 5(e),
6(a), 6(b), 6(c), 7, 8(a), 8(b), 8(c), 8(d), 8(e), 8(f), 8(g) and 8(h).


        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

        7. Independent Contractor

               The relationship between GENOTYPES and COLLAGEN established by this Production Agreement shall be that of independent contractors. GENOTYPES' employees will not be eligible for any COLLAGEN employee benefits. COLLAGEN's employees will not be eligible for any GENOTYPES employee benefits. GENOTYPES shall have no authority to enter into contracts which bind COLLAGEN or to create obligations on the part of COLLAGEN without prior written authorization of COLLAGEN. COLLAGEN shall have no authority to enter into contracts which bind GENOTYPES or to create obligations on the part of GENOTYPES without prior written authorization of GENOTYPES.

        8. General Provisions

               (a) The laws of the State of California of the United States of America shall govern this Production Agreement.

               (b) COLLAGEN and GENOTYPES acknowledge that GENOTYPES makes no express or implied warranties about the results or lack thereof of research conducted pursuant to this Production Agreement. Further, COLLAGEN and GENOTYPES acknowledge that any strain and/or plasmid and/or other material that is part of an Invention made under the terms of this Production Agreement may, in order for said Invention to be used to produce a product to be sold require the payment of moneys to third parties (parties other than GENOTYPES) by COLLAGEN, in the form of license fees and/or royalties.

               (c) COLLAGEN and GENOTYPES each agree to provide the other with copies of all press releases in advance of their release for review. No authorization is given by either party to use individual employee names of either party without express written authorization.

               (d) Authorship of any and all publications arising out of or in connection with the research conducted under this Production Agreement relating to production of non-hydroxylated, partially hydroxylated and/or fully hydroxylated procollagens and/or collagens, or mutants thereof, using a yeast expression system shall be determined in accordance with generally accepted standards, including without limitation the degree of individual participation of individual scientists at COLLAGEN and of individual scientists at GENOTYPES. Any publication by GENOTYPES arising out of or in connection with the research conducted under this Production Agreement relating to production of non-hydroxylated, partially hydroxylated and/or fully hydroxylated procollagens and/or collagens, or mutants thereof, using a yeast expression system shall acknowledge the support of such research by COLLAGEN. GENOTYPES and COLLAGEN each shall use reasonable efforts to provide notice to the other party hereto of any publication and any presentation, whether written or orally relating to production of non-hydroxylated, partially hydroxylated and/or fully hydroxylated procollagens and/or collagens, or mutants thereof, using a yeast expression system at scientific meetings.

               (e) This Production Agreement represents the entire agreement with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, or communications, with respect to such subject matter, including without limitation the First and Second Agreements.

               (f) This Production Agreement may only be amended in writing by both of the parties. All notices, requests, and other communications called for by this Production Agreement shall be deemed to have been given if made in writing and mailed, postage paid, to the parties at the addresses set forth above.

               (g) The rights and liabilities of the parties hereto will bind and inure to the benefit of their successors, executors or administrators; provided that as COLLAGEN has specifically contracted for GENOTYPES' services, GENOTYPES may not assign or delegate its obligations under this Production Agreement either in whole or in part, without prior written consent of COLLAGEN. COLLAGEN shall be entitled to assign this Production Agreement to a successor to all or substantially all of its assets relating to the subject matter of this Production Agreement, whether by sale, merger or otherwise. Any permitted assignee or transferee shall agree in writing to GENOTYPES to comply with and be bound by all terms and restrictions contained in this Production Agreement. Any attempted assignment in violation of the provisions of this paragraph 8(g) will be void.

               (h) The invalidity of any portions hereof shall not affect the validity, force, or effect of the remaining portions hereof.

               The parties hereto have executed this Production Agreement in duplicate originals by duly authorized representatives.

COLLAGEN CORPORATION                    GENOTYPES, INC.
("COLLAGEN")                            ("GENOTYPES")



/s/ David Foster                        /s/ Ronald A. Hitzeman
-------------------------------         -------------------------------
David Foster                            Ronald A. Hitzeman, Ph.D.
Vice President                          President and Research Director

Date:  September 26, 1996               Date:  September 26, 1996